CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-27894) pertaining to the Aon Savings Plan of Aon Corporation of our report dated June 4, 2003, with respect to the financial statements and schedule of the Aon Savings Plan included in this annual report (Form 11-K) for the year ended December 31, 2002.






June 24, 2003                                             Ernst & Young LLP
Chicago, Illinois


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